UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2018

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Gains New Police Services Clients and Signs New Distributor for Wildlife Control; Initial Orders Received From All

Pepper Blast Program for Active Shooters Advances On-Track

SARNIA, Ontario, May 7, 2018 (NewMediaWire) -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and other users worldwide, has begun working with four new police services clients in Canada since January of this year to supply products and services on an ongoing basis. The new clients have already started placing orders for our ammunition and distraction devices which they consider to be of the highest quality in terms of versatility, reliability, manufacturing methods and cost effectiveness. Lamperd Less Lethal is committed to supporting police services and all its clients in every way possible. Because of non-disclosure requirements, details on the exact types and quantities of products for the new police services clients cannot be released.

Additionally, in March of this year a new distributor agreement was signed with Kodiak Wildlife Products, Inc. of Canmore, Alberta, Canada for sales of the full Lamperd product line. The first order from Kodiak, for Lamperd distraction rounds to be sold to the general public, has already been booked and shipped. Last week Kodiak reported that customers were giving extremely positive feedback on the Lamperd 12 gauge distraction rounds for use as a humane method of bear control and had actually sold out the first shipment Lamperd made to them. Lamperd is now working to fill two new purchase orders from Kodiak for this product which are planned for delivery within the month of May. Kodiak also supplies products to various police services and Lamperd expects additional purchase orders from them in this capacity as well.

On Lamperd’s Pepper Blast program to address the threat of active shooters in schools and other public places, our VP of Training, Dr. Ed Bogats, Jr., has successfully completed his April training course and is currently preparing for his May schedule. Dr. Bogats, has now certified 15 new instructors from 9 different police agencies in the use of Lamperd products as counter-measures to active shooters. These instructors will introduce the products along with training to their respective school districts, when approved, so that teachers and school staff can use them to disable a shooter without the risks of employing guns or other deadly force measures. Lamperd is currently preparing for production and distribution of Pepper Blast to schools and other facilities throughout the U.S. and other countries.

For more information on Lamperd's products including photos, detailed product specifications and demonstration videos please visit the company website at http://www.lamperdlesslethal.com.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

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This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Company Website: www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram:http://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: http://www.twitter.com/llli_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: May 9, 2018	By:	/s/ Barry Lamperd
Barry Lamperd
President

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